Exhibit (h)(viii)(B)

SCHEDULE A

TO THE MANAGEMENT SERVICES AGREEMENT

BETWEEN DIREXION SHARES ETF TRUST

AND RAFFERTY ASSET MANAGEMENT, LLC

Rafferty Asset Management, LLC shall be paid 0.026% on the first $10 billion of the aggregate net assets of the Funds that are series of the Direxion Shares ETF Trust and the funds that are a series of the Direxion Funds and then 0.024% on the aggregate net assets above $10 billion to provide the services listed on Schedule B to the Direxion Shares ETF Trust.

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily Municipal Bond Taxable Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily Total Bond Market Bear 1X Shares
Direxion Daily CSI 300 China A Share Bear 1 Shares
Direxion Daily CSI China Internet Index Bear 1X Shares
Direxion Daily MSCI Real Estate Bear 1X Shares

LEVERAGED FUNDS

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI European Financials Bull 2X Shares
Direxion Daily High Yield Bear 2X Shares
Direxion Daily Dow Jones Internet Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily MSCI Brazil Bull 3X Shares	Direxion Daily MSCI Brazil Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Developed Markets Bull 3X Shares	Direxion Daily MSCI Developed Markets Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares	Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Index Bull 3X Shares	Direxion Daily Gold Miners Index Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily MSCI India Bull 3X Shares	Direxion Daily MSCI India Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily MSCI Real Estate Bull 3X Shares	Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares	Direxion Daily Retail Bear 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares	Direxion Daily MSCI South Korea Bear 3X Shares

Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily MSCI Japan Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares	Direxion Daily Homebuilders & Supplies Bear 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares	Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily MSCI Canada Bull 3X Shares	Direxion Daily MSCI Canada Bear 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares	Direxion Daily Aerospace & Defense Bear 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares	Direxion Daily MSCI Mexico Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares	Direxion Daily Transportation Bear 3X Shares
Direxion Daily Industrials Bull 3X Shares	Direxion Daily Industrials Bear 3X Shares
Direxion Daily Metals & Mining Bull 3X Shares	Direxion Daily Metals & Mining Bear 3X Shares
Direxion Daily MSCI Italy Bull 3X Shares	Direxion Daily MSCI Italy Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily EURO STOXX 50® Bull 3X Shares	Direxion Daily EURO STOXX 50® Bear 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares	Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares
Direxion Daily Communication Services Index Bull 3X Shares	Direxion Daily Communication Services Index Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares	Direxion Daily S&P 500® High Beta Bear 3X Shares
Direxion Daily MSCI Turkey Bull 3X Shares

Last Updated: August 27, 2019